EXHIBIT 3.2

Industry Canada	Industrie Canada

Certificate	Certificat
of Continuance	de prorogation

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

AMG Oil Ltd.	449907-7

_________________________________________________	_________________________________________________
Name of corporation – Démonination de la société	Corporation Number-Numéro de la société

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.	Je certifie que la société susmentionnée a été prorogée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de prorogation ci-jointes.

/s/ Richard G. Shaw

____________________________________	November 27, 2008 / le 27 novembre 2008
Richard G. Sahw
Director – Directeur	Date of Continuance – Date de la prorogation

Industry Canada	Industrie Canada	FORM 11	FORMULAIRE 11
Canada Business	Loi canadienne sur les	ARTICLES OF CONTINUANCE	CLAUSES DE PROROGATION
Corporations Act	sociétés par actions	(Section 187)	(Section 187)

1 —	Name of the Corporation	Dénomination sociale de la	2 —	Taxation Year End
		société		Fin de l’année d’imposition
M D – J
	AMG Oil Ltd.			09 30
3 —	The province or territory in Canada where the registered office is to be	La Province ou le territoire au Canada où se situera le siège social situated

Province of British Columbia
4 —	The classes and the maximum number of shares that the corporation is	Catégories et le nombre maximal d’actions que la société est autorisée à
	authorized to issue	émettre

100,000,000 Common Shares
5—	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

None
6 —	Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs
Minimum of three (3) and maximum of ten (10)
7 —	Restrictions, if any, on business the corporation may carry on	Limites imposées à l’activité commerciale de la société, s’il y a lieu
None
8 —	(1) If change of name effected, previous name	(1) S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
N/A

	(2) Details of incorporation	(2) Détails de la constitution

The Registrant was incorporated on February 20, 1997 under the name Trans New Zealand Oil Company by filing its Articles of Incorporation with the Secretary of State (Nevada). The Registrant changed its name to AMG Oil Ltd. on July 27, 1998.

9 —	Other provisions, if any	Autres dispositions, s’il y a lieu

See Schedule "A" attached hereto.

Signature /s/ Garth Johnson	Printed Name – Nom en lettres moulées Garth Johnson	10 – Capacity of – En qualité de Chief Financial Officer	11 – Tel. No. – No de tél. (303) 226-5889

FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT
4499077 NOV 27 2008 13h24

IC 3247 (2003/06)

SCHEDULE "A"

The directors of the Corporation may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting of the Corporation, but the number of additional directors cannot at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.